Exhibit 99.1

SUBSCRIPTION AGREEMENT

Surna Inc.
2nd Floor, 1901 Avenue of the Stars
Los Angeles, CA   90067

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Surna Inc. (the “Company”) at a price of $0.10 per Share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Richard Clarke and Ms. Cherry Ping-Wai Lim solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Clarke or Ms. Lim.

MAKE CHECK PAYABLE TO: SURNA INC.

Executed this _____ day of ___________________, 2010.

_________________________________________________	_________________________________________________
Signature of Purchaser
_________________________________________________

_________________________________________________
Address of Purchaser

_________________________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________________________________________________	X $0.10	________________	=	US$________________
Number of Shares Purchased				Total Subscription Price

Form of Payment:	Cash: ____________	Check #: ____________	Other: _______________

SURNA INC.

By:	________________________________________

Title:	________________________________________